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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Re Corporation and its subsidiaries on Form S-4, of our reports dated January 29, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Re Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
January 24, 1997